Exhibit 99.2

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED FINANCIAL STATEMENTS

For the Nine Months Ended September 30, 2024 and 2023

(Unaudited)

BEELINE FINANCIAL HOLDINGS, INC.

F-1

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(Unaudited)
Assets
Current Assets:
Cash and cash equivalents	$102,672	$3,351
Restricted cash	91,041	187,006
Mortgage loans held for sale, at fair value	6,271,551	2,301,012
Interest rate lock derivative	62,796	57,505
Prepaid expenses and other current assets	247,441	82,137
Total Current Assets	6,775,501	2,631,011

Property and equipment, net	195,161	308,693
Software development costs, net	4,030,624	4,863,090
Right of use assets	1,412,131	1,643,432
Equity method investment	96,500	-
Security deposit	58,492	58,181
Total Assets	$12,568,409	$9,504,407

Liabilities & Stockholders’ Deficit

Current Liabilities:
Accounts payable	$1,672,225	$1,349,112
Debt, convertible notes, net of debt discount	2,265,438	-
Warehouse lines of credit	5,996,846	2,157,119
Lease liability, current portion	335,416	323,959
Overdraft liability	-	35,162
Loan payable	-	91,999
Loan payable, related party	908,432	1,050,179
BDC loan, current portion	109,005	104,346
Accrued payroll	712,381	300,132
Escrows held for others	42,885	4,906
Accrued expenses and other current liabilities	110,907	29,329
Total Current Liabilities	12,153,535	5,446,243

Long Term Liabilities:
Debt, convertible notes	-	8,889,261
Debt, convertible notes - related party	-	8,986,493
Accrued interest on convertible notes	-	965,378
BDC Loan	185,462	187,500
Lease liability, net of current portion	1,273,314	1,526,825
Total Long Term Liabilities	1,458,776	20,555,457

Total Liabilities	13,612,311	26,001,700

COMMITMENTS AND CONTINGENCIES (See Note 12)

Stockholders’ Deficit:
Preferred stock, $0.00001 par value, 3,282,896 shares authorized:
Series A preferred stock, 172,260 shares designated, and 172,260 and 247,960 shares issued and outstanding at September 30 2024 and December 31, 2023, respectively	2	2
Series B preferred stock, 3,110,636 shares designated, and 2,386,653 and 0 shares issued and outstanding at September 30 2024 and December 31, 2023, respectively	24	-
Common stock, $0.00001 par value, 27,717,104 shares authorized, 10,255,302 and 1,644,040 shares issued and outstanding as of September 30, 2024 and December 31, respectively	102	16
Additional paid in capital	36,681,230	22,274,390
Accumulated other comprehensive loss	(88,095)	(95,728)
Accumulated deficit	(37,252,280)	(38,369,200)
Total Beeline Financial Holdings, Inc. stockholders’ deficit
Non-controlling interest	(384,885)	(306,773)
Total Stockholders’ Deficit	(1,043,902)	(16,497,293)

Total Liabilities & Stockholders’ Deficit	$12,568,409	$9,504,407

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-2

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE LOSS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023
Revenues
Gain on sale of loans, net	$2,394,250	$2,215,221
Interest Income, net	(45,058)	(39,344)
Loan origination fees	503,306	248,573
Title fees	756,411	396,086
Data and tech services	28,298	91,990
REVENUES, NET	3,637,207	2,912,526

Operating Expenses
Salaries and benefits	4,885,059	4,380,769
Payroll taxes	365,294	302,702
Professional fees	1,641,025	955,121
Marketing and advertising	1,618,472	1,356,123
Loan originating expenses	1,076,853	644,592
Depreciation and amortization	1,325,505	1,187,641
Rent and utilities	312,391	386,523
Computer and software	435,105	474,460
Title operation expense	234,971	156,732
Travel and entertainment	38,196	58,800
Insurance expense	132,193	158,094
Other expenses	147,480	172,327
Total Operating Expenses	12,212,544	10,233,884

Operating Loss	(8,575,337)	(7,321,358)

Other Income/Expenses
Other income	350	245,369
Interest expense	(1,430,412)	(198,846)
Legal settlement	(300,000)	-
Gain on extinguishment of debt	11,344,207	-
Total Other Income	9,614,145	46,523

NET INCOME (LOSS)	$1,038,808	$(7,274,835)
Net loss of subsidiary attributable to noncontrolling interest	78,112	120,875
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON SHAREHOLDERS	1,116,920	(7,153,960)

OTHER COMPREHENSIVE INCOME
Unrealized foreign currency translation gain	7,663	3,608
TOTAL OTHER COMPREHENSIVE INCOME	7,663	3,608

TOTAL COMPREHENSIVE INCOME (LOSS)	$1,202,695	$(7,029,477)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-3

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' DEFICIT

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023

(Unaudited)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Loss	Deficit
Balance, December 31, 2023	247,960	$2	-	$-	1,644,040	$16	$22,274,390	$(38,369,200)	$(306,773)	$(95,728)	$(16,497,293)

Sale of common stock for cash	-	-	-	-	1,278,055	13	1,917,128	-	-	-	1,917,141

Preferred stock exchanged for convertible notes	(75,700)	-	-	-	-	-	(1,750,079)	-	-	-	(1,750,079)

Shares issued for conversion of debt	-	-	1,646,157	17	7,333,207	73	13,468,955	-	-	-	13,469,045

Series B preferred stock issued in connection with convertible debt	-	-	740,496	7	-	-	770,836	-	-	-	770,843

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	7,633	7,633

Net income	-	-	-	-	-	-	-	1,116,920	(78,112)	-	1,038,808

Balance, September 30, 2024	172,260	$2	2,386,653	$24	10,255,302	$102	$36,681,230	$(37,252,280)	$(3384,885)	$(88,095)	$(1,043,902)

	Series A Preferred Stock		Series B Preferred Stock		Common Stock		Additional Paid-in	Accumulated	Non-Controlling	Accumulated Other Comprehensive	Total Stockholders’
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Interest	Loss	Deficit
Balance, December 31, 2022	472,190	$5	-	$-	164,440	$16	$27,106,404	$(27,628,717)	$(147,534)	$(79,836)	$(749,662)

Preferred stock exchanged for convertible notes	(203,320)	(2)	-	-	-	-	(4,706,536)	-	-	-	(4,706,538)

Stock-based compensation expense	-	-	-	-	-	-	281,060	-	-	-	281,060

Foreign currency translation adjustments	-	-	-	-	-	-	-	-	-	3,608	3,608

Net loss	-	-	-	-	-	-	-	(7,153,960)	(120,875)	-	(7,274,835)

Balance, September 30, 2023	268,870	$3	-	$-	164,440	$16	$22,680,928	$(34,782,677)	$(268,409)	$(76,228)	$(12,446,367)

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-4

BEELINE FINANCIAL HOLDINGS, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For the Nine Months Ended
	September 30,
	2024	2023

CASH FLOWS FROM OPERATING ACTIVITIES
Net Income (Loss)	$1,038,808	$(7,274,835)
Adjustments to reconcile net income (loss) to net cash used in operating activities:
Depreciation and amortization	1,325,505	1,187,641
Gain on sale mortgage loans held for sale, net of direct costs	(705,967)	(373,162)
Amortization of debt discount to interest expense	519,902	2,621
Stock-based compensation	-	281,060
Non-cash gain on extinguishment of debt	(11,344,207)
Changes in operating assets and liabilities:
Proceeds from principal payments and sales of loans held for sale	70,737,835	75,299,655
Originations and purchases of mortgage loans held for sale	(74,002,407)	(74,002,407)
Accounts receivable	-	-
Derivative assets	(5,291)	-
Prepaid expenses and other current assets	(15,304)	(413,545)
Deposits	(311)	1,184
Accounts payable and accrued expenses	819,757	206,525
Promissory note issued for lease cancellation	-	-
Accrued interest payable	629,917	(77,883)
Lease liability	(10,753)	(3,030)
Net Cash Used in Operating Activities	(11,012,516)	(5,166,176)

CASH FLOWS FROM INVESTING ACTIVITIES:
Investmnet in equity method investee	(96,500)	-
Purchases of software and property and equipment	(379,507)	(665,806)
Net Cash Used in Investing Activities	(476,007)	(665,806)

CASH FLOWS FROM FINANCING ACTIVITIES:
Net borrowings (repayments) under warehouse line of credit	3,839,727	(1,038,794)
Repayments under notes and convertible notes payable	(91,999)	(104,745)
Net borrowings under operating lines of credit	-	-
Borrowings under notes and convertible notes payable	5,961,124	7,025,665
Borrowings under notes and convertible notes payable, related party	(141,747)	-
Proceeds from the sale of common stock	1,917,141	-
Net Cash Provided by Financing Activities	11,484,246	5,882,126

Effect of exchange rate changes on cash	7,633	3,608
Net increase in cash	3,356	53,752
Cash and cash equvalents - beginning of period	190,357	133,223
Cash and cash equivalents - end of period	$193,713	$186,975

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Cash paid during the year:
Interest	$-	$-
Income Tax	$-	$-

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Preferred stock exchanged for convertible notes	$1,750,079	$4,706,538
Convertible notes and accrued interest exchanged for common stock and Series B preferred stock	$13,469,045	$-
Issuincxe of Series B reflects as debt discount	$770,843	$-
Convertible note issued for future services	$150,000	$-
Convertible note issued for accrued interest	$10,000	$-

The following table provides a reconciliation of cash and cash equivalents and restricted cash reported within the consolidated balance sheet that sum to the same such amounts shown in the consolidated statement of cash flows:

	September 30,
	2024	2023
Cash and cash equivalents	$102,672	$-
Restricted cash	91,041	186,975
Total cash and cash equivalents and restricted cash	$193,713	$186,975

The accompanying notes are an integral part of these unaudited consolidated financial statements.

F-5

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 1 - NATURE OF BUSINESS

Beeline Financial Holdings, Inc. (the “Company,” and together with its consolidated subsidiaries, “Beeline,” “we”, “us”, “our”) was incorporated in Delaware on July 1, 2020, via a merger with Beeline Financial Holdings, Inc, a Rhode Island corporation founded on September 20, 2018. Beeline is a full service Direct-to-Consumer lender specializing in conventional conforming and non-conforming residential first-lien mortgages.

The consolidated financial statements include the consolidated accounts of Beeline Financial Holdings, Inc. and its wholly-owned subsidiaries, Beeline Title Holdings, Inc. (“Beeline Title Holdings”), and Beeline Loans Pty Ltd. (“Australian Subsidiary”). Beeline Title Holdings has five subsidiaries, Beeline Title, LLC (“Beeline Title”), Beeline Texas Title, LLC (“Beeline Texas Title”), Beeline Settlement Services, LLC (“Beeline Settlement Services”), and Beeline Title Agency, LLC (“Beeline Title Agency”). Beeline Mortgage Holdings has one subsidiary, Beeline Loans, Inc. (“Beeline Loans”). Beeline also has a joint venture called Nimble Title Holdings, LLC FKA Cambridge Title Holdings, LLC (“Nimble Title Holdings”), which is 50.1% owned by Beeline and 49.9% owned by Ellington Financial. Nimble Title Holdings has four subsidiaries, Nimble Title, LLC (“Nimble Title”), Nimble Title Agency, LLC (“Nimble Title Agency”), Nimble Texas Title, LLC (“Nimble Texas Title”), and Nimble Settlement Services, LLC (“Nimble Settlement Services”).

Beeline is an Artificial Intelligence (AI)-driven fintech mortgage lender that launched its lending platform in May 2020. Beeline continues to develop proprietary software in the form of major enhancements and new developments in its lending platform, introducing its Chat Application Programming Interface (API) “Bob” in July 2023. Beeline continues to hire key personnel to be able to scale into the future. As noted above, Beeline also has subsidiaries who perform title services.

Beeline is subject to a number of risks common to emerging companies stemming from, among other things, a limited operating history, rapid technological change, uncertainty of market acceptance and products, uncertainty of regulatory approval, competition from substitute products and larger companies, the need to obtain additional financing, compliance with government regulation, protection of proprietary technology, interest rate fluctuations, product liability, and the dependence on key individuals.

NOTE 2 – GOING CONCERN, LIQUIDITY, AND MANAGEMENT’S PLANS

These unaudited consolidated financial statements have been prepared on a basis that assumes Beeline will continue as a going concern and which contemplates the realization of assets and satisfaction of liabilities and commitments in the ordinary course of business. Beeline has incurred recurring losses from operations since its inception and is dependent on debt and equity financing. These factors raise substantial doubt about Beeline’s ability to continue as a going concern for the twelve months following the issuance of these financial statements. The consolidated financial statements do not include any adjustments to the carrying amounts and classification of assets, liabilities, and reported expenses that may be necessary if Beeline were unable to continue as a going concern.

Management believes that its available funds and cash flow from operations may not be sufficient to meet our working capital requirements for the twelve months subsequent to the issuance of our financial statements. In order to accomplish its business plan objectives, Beeline will need to either increase revenues or raise capital by the issuance of debt and/or equity and stock or sell Beeline to a strategic acquirer.

Management believes that it will be successful in obtaining additional financing based on its limited history of raising funds; however, there can be no assurances that our business plans and actions will be successful, that we will generate anticipated revenues, or that unforeseen circumstances will not require additional funding sources in the future or effectuate plans to conserve liquidity. Future efforts to raise additional funds may not be successful or they may not be available on acceptable terms, if at all.

F-6

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 3 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

PRINCIPLES OF CONSOLIDATION

The unaudited consolidated financial statements include the accounts of Beeline Financial Holdings, Inc., and its subsidiaries. Intercompany transactions and balances have been eliminated.

USE OF ESTIMATES

Preparing financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, revenues, and expenses. Significant estimates and assumptions in thee consolidated statements include: the fair value of mortgage loans held for sale, valuation of derivative instruments, valuation of software, valuation of right of use assets, contingent liability for loan repurchases, and for equity instruments such as options, estimating the fair value of options granted and expensed. Actual results and outcomes may differ from management’s estimates and assumptions due to risks and uncertainties.

CASH, CASH EQUIVALENTS, AND RESTRICTED CASH

Beeline considers highly liquid investments purchased with a remaining maturity of 90 days or less at the time of purchase to be cash equivalents. Cash equivalents include money market accounts that are readily convertible into cash.

The Company maintains certain cash balances that are restricted under warehouse and/or master repurchase agreements, broker margin accounts associated with its derivative instruments. The restricted cash balance at September 30, 2024 and December 31, 2023 and 2022 is $91,041 and $187,006 respectively.

MORTGAGE LOANS HELD FOR SALE AND GAIN ON SALE OF LOANS REVENUE RECOGNITION

Mortgage loans held for sale are carried at fair value under the fair value option in accordance with Financial Accounting Standards Board’s Accounting Standards Codification Topic (“ASC”) 825-Financial Instruments, with changes in fair value recorded in gain on sale of loans, net on the consolidated statements of operations. The fair value of mortgage loans held for sale committed to investors is calculated using observable market information such as the investor commitment, assignment of trade or other mandatory delivery commitment prices. The fair value of mortgage loans held for sale not committed to investors is based on quoted best execution secondary market prices. If no such quoted price exists, the fair value is determined using quoted prices for a similar asset or assets, such as Mortgage-Backed Securities (MBS) prices, adjusted for the specific attributes of that loan, which would be used by other market participants. Mortgage loans held for sale not calculated using observable market information are based on third-party broker quotations or market bid pricing.

Gains and losses from the sale of mortgage loans held for sale are recognized based upon the difference between the sales proceeds and carrying value of the related loans upon sale and are recorded in gain on sale of loans, net on the consolidated statements of operations. Sales proceeds reflect the cash received from investors through the sale of the loan and servicing release premium. Gain on sale of loans, net also includes the unrealized gains and losses associated with the changes in the fair value of mortgage loans held for sale, and the realized and unrealized gains and losses from derivative instruments.

Mortgage loans held for sale are considered sold when the Company surrenders control over the financial assets. Control is considered to have been surrendered when the transferred assets have been isolated from the Company, beyond the reach of the Company and its creditors; the purchaser obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets; and the Company does not maintain effective control over the transferred assets through either an agreement that both entitles and obligates the Company to repurchase or redeem the transferred assets before their maturity or the ability to unilaterally cause the holder to return specific financial assets. The Company typically considers the above criteria to have been met upon acceptance and receipt of sales proceeds from the purchaser.

Mortgage loans sold to investors by the Company, and which met investor underwriting guidelines at the time of sale, may be subject to repurchase in the event of specific default by the borrower or subsequent discovery that underwriting standards were not met. The Company may, upon mutual agreement, indemnify the investor against future losses on such loans. Additionally, reserves are established for estimated liabilities from the need to repay, where applicable, a portion of the premium received from investors on the sale of certain mortgage loans if such loans are repaid in their entirety within a specified period after the sale of the loans. The Company has established a reserve for potential losses related to these representations and warranties. In assessing the adequacy of the reserve, management evaluates various factors including actual write-offs during the period, historical loss experience, known delinquent and other problem loans, and economic trends and conditions in the industry. Actual losses incurred are reflected as write-offs against the loan indemnification reserve.

Since mortgage loans held for sale have maturity dates greater than one year from the balance sheet date but are expected to be sold in a short time frame (less than one year), they are recorded as current assets.

Changes in the balances of mortgage loans held for sale are included in cash flows from operating activities in the consolidated statement of cash flows in accordance with ASC 230-10-45-21.

REVENUE RECOGNITION

Loan Origination Fees and Costs

Loan origination fees represent revenue earned from originating mortgage loans. Loan origination fees generally represent flat per-loan fee amounts based on a percentage of the original principal loan balance and are recognized as revenue at the time the mortgage loans are funded since the loans are held for sale. Loan origination costs are charged to operations as incurred.

Interest Income

Interest income on mortgage loans held for sale is recognized for the period from loan funding to sale based upon the principal balance outstanding and contractual interest rates. Revenue recognition is discontinued when loans become 90 days delinquent, or when, in management’s opinion, the recovery of principal and interest becomes doubtful and the mortgage loans held for sale are put on nonaccrual status. For loans that have been modified, a period of 6 payments is required before the loan is returned to an accrual basis.

Interest Expense

Interest expense relating to the warehouse lines of credit is included in Revenues. Other interest expense is included under Other (Income)/Expense.

Title Fees

Commissions earned at loan settlement on insurance premiums paid to title insurance companies.

Data and Tech

Fees received from a marketing partner who is embedded in our point-of-sale journey for investment property customers. The partner pays Beeline for leads they receive from a customer opting in to use their insurance company for landlord insurance during the application process.

F-7

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

DERIVATIVE FINANCIAL INSTRUMENTS AND REVENUE RECOGNITION

The Company holds and issues derivative financial instruments such as interest rate lock commitments (IRLCs). IRLCs are subject to price risk primarily related to fluctuations in market interest rates. To hedge the interest rate risk on certain IRLCs, the Company enters into best effort forward sale commitments with investors, whereby certain loans are locked with a borrower and simultaneously committed to an investor at a fixed price. If the best effort IRLC does not fund, the Company has no obligation to fulfill the investor commitment.

FASB ASC 815-25, “Derivatives and Hedging,” requires that all derivative instruments be recognized as assets or liabilities on the consolidated balance sheets at their fair value. Changes in the fair value of the derivative instruments are recognized in gain on sale loans, net on the consolidated statements of operations in the period in which they occur. The Company accounts for all derivative instruments as free-standing derivative instruments and does not designate any for hedge accounting.

DEPOSITS

Deposits include security deposits for leased office spaces, which are refundable to Beeline upon expiration of the lease agreements.

PROPERTY AND EQUIPMENT, NET

Property and equipment, including leasehold improvements, are recorded at cost, and are depreciated or amortized using the straight-line method over the estimated useful lives of the related assets, which range from five to seven years. Repair and maintenance costs are expensed as incurred. Leasehold improvements are amortized over the shorter of the lease term or the improvement’s estimated useful life. Improvements, which increase the productive value of assets, are capitalized, and depreciated over the remaining useful life of the related asset.

SOFTWARE DEVELOPMENT COSTS, NET

Under ASC 350-40 Internal-Use Software, Beeline capitalizes certain qualifying costs incurred during the application development stage in connection with the development of internal-use software. Costs related to preliminary project activities are expensed as incurred and post-implementation activities will be expensed as incurred. Capitalized software costs are amortized over the useful life of the software, which is five years. Impairment of internal-use software is evaluated under ASC 350-40-35 Subsequent Measurement on a qualitative basis and if indicators exist, then a quantitative analysis is performed under ASC 360” Property, Plant, and Equipment”.

Investment in Equity Method Investee

On February 7, 2024, MagicBlocks, Inc., a Delaware corporation, was incorporated by a third party. On July 31, 2024, the Company was issued 4,285,000 shares of Magic Blocks which represents 47.6% of MagicBlocks common shares outstanding. The Company has determined that its investment in MagicBlocks is subject to the equity method of accounting in accordance with ASC 825-10, Financial Instruments (“ASC 825-10”). In accordance with ASC 825-10, the Company included this equity method investment in “Other assets” within the consolidated balance sheets, and the Company’s portion of any gains or losses shall be included in the consolidated statements of operations. In September 2024, the Company invested $96,500 in MagicBlocks.

IMPAIRMENT OF LONG-LIVED ASSETS

Beeline continually evaluates whether events or circumstances have occurred that indicate that the estimated remaining useful life of its long-lived assets, including internal-use software, may warrant revision or that the carrying value of these assets may be impaired.

F-8

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

FAIR VALUE MEASUREMENTS

Fair value is the price that would be received if an asset were sold or the price that would be paid to transfer a liability in an orderly transaction between willing market participants at the measurement date. Required disclosures include classification of fair value measurements within a three-level hierarchy (Level 1, Level 2, and Level 3). Classification of a fair value measurement within the hierarchy is dependent on the classification and significance of the inputs used to determine the fair value measurement. Observable inputs are those that are observed, implied from, or corroborated with externally available market information. Unobservable inputs represent the estimates of market participants’ assumptions.

Fair value measurements are classified in the following manner:

Level 1—Valuation is based on quoted prices in active markets for identical assets or liabilities at the measurement date.

Level 2—Valuation is based on either observable prices for identical assets or liabilities in inactive markets, observable prices for similar assets or liabilities, or other inputs that are derived directly from, or through correlation to, observable market data at the measurement date.

Level 3—Valuation is based on the internal models using assumptions at the measurement date that a market participant would use.

In determining fair value measurement, Beeline uses observable inputs whenever possible. The level of a fair value measurement within the hierarchy is dependent on the lowest level of input that has a significant impact on the measurement as a whole. If quoted market prices are available at the measurement date or are available for similar instruments, such prices are used in the measurements. If observable market data is not available at the measurement date, judgment is required to measure fair value.

The following is a description of measurement techniques for items recorded at fair value on a recurring basis. There were no material items recorded at fair value on a nonrecurring basis as of September 30, 2024 and December 31, 2023.

Mortgage loans held for sale: Loans held for sale that are valued using Level 2 measurements derived from observable market data, including market prices of securities backed by similar mortgage loans adjusted for certain factors to approximate the fair value of a whole mortgage loan, including the value attributable to mortgage servicing and credit risk. Loans held for sale for which there is little to no observable trading activity of similar instruments are valued using Level 3 measurements based upon dealer price quotes and internal models.

IRLCs: The fair value of IRLCs is based on current market prices of securities backed by similar mortgage loans (as determined above under mortgage loans held for sale), net of costs to close the loans, subject to the estimated loan funding probability, or “pull-through factor.” Given the significant and unobservable nature of the pull-through factor, IRLCs are classified as Level 3.

Forward commitments: Beeline’s forward commitments are valued based on quoted prices for similar assets in an active market with inputs that are observable and are classified within Level 2 of the valuation hierarchy. There were no open forward contracts at September 30, 2024 and December 31, 2023.

A roll forward of the level 3 valuation financial instruments is as follows:

	September 30, 2024			December 31, 2023
Description	Level 1	Level 2	Level 3	Level 1	Level 2	Level 3
Interest rate lock derivative	$-	$-	$62,796	$-	$-	$57,505

	For the Nine Months Ended September 30,
	2024	2023
Balance at beginning of period	$57,505	$30,757
Change in fair value included in derivative expense (income)	5,291	-
Balance at end of period	$62,796	$30,757

F-9

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

DEBT ISSUANCE COSTS

Beeline’s notes payable agreements are recorded net of issuance costs (debt discount). The resulting debt discount is being amortized over the term of the term loan using the straight-line method, which approximates the effective interest method, and the amortization of debt discount is included in the statement of operations.

MARKETING AND ADVERTISING COSTS

Marketing and advertising costs are expensed as incurred.

For the nine months ended September 30, 2024 and 2023, marketing and advertising expenses were $1,618,472 and $1,356,123, respectively.

STOCK-BASED COMPENSATION EXPENSE

Beeline measures and recognizes compensation expense for restricted stock awards and options granted to employees based on the fair value of the award on the grant date and recognized as expense over the related service or performance period. Beeline elected to account for forfeitures as they occur.

Stock-based compensation expense totaled $0 and $281,060 for the nine months ended September 30, 2024 and 2023, respectively.

F-10

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Foreign Currency Translation

The reporting currency of the company is the U.S. dollar. Except for Beeline Loans Pty Ltd, the functional currency of the company is the U.S. dollar. The functional currency of Beeline Loans Pty Ltd is the Australian dollar (AUS). For Beeline Loans Pty Ltd, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts related to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments resulting from the process of translating the local currency financial statements into U.S. dollars are included in determining comprehensive loss. The cumulative translation adjustment and effect of exchange rate changes on cash for the nine months ended September 30, 2024 and 2023 was $7,633 and $3,608, respectively. Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency included in the results of operations as incurred.

NON-CONTROLLING INTERESTS

Beeline follows ASC Topic 810 – Consolidation, governing the accounting for and reporting of non-controlling interests (NCI) in partially owned consolidated subsidiaries and the loss of control of subsidiaries. Certain provisions of this standard indicate, among other things, that NCI be treated as a separate component of equity, not as a liability, that increases and decreases in the parent’s ownership interest that leave control intact be treated as equity transactions rather than step acquisitions or dilution gains or losses, and that losses of a partially-owned subsidiary be allocated to non-controlling interests even when such allocation might result in a deficit balance. The net loss attributed to NCI was separately designated in the accompanying consolidated statements of operations and comprehensive loss. Losses attributable to NCI in a subsidiary may exceed NCI’s interests in the subsidiary’s equity. The excess attributable to NCI is attributed to those interests. NCI shall continue to be attributed their share of losses even if that attribution results in a deficit NCI balance.

INCOME TAXES

Deferred tax assets and liabilities are recorded for the difference between the financial statement carrying amounts and the tax basis of existing assets and liabilities using tax rates expected to be in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance if, based on the weight of available evidence, it is more likely than not that some portion or all of the deferred tax asset will not be realized. At December 31, 2023, the amount of the deferred tax assets of approximately $38 million arising principally from the net operating loss carryforward was reduced to $0 by a valuation allowance of the same amount.

ACCOUNTING STANDARDS ISSUED BUT NOT YET EFFECTIVE

In November 2023, the FASB issued ASU 2023-7, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures, which requires enhanced disclosure of significant segment expenses on an annual and interim basis. The ASU is effective on a retrospective basis for annual periods beginning after December 15, 2023, and interim periods beginning after December 15, 2024. The adoption of ASU 2023-7 had no effect on the Company’s financial position or results of operations.

In December 2023, the FASB issued ASU 2023-9, Income Taxes (Topic 740): Improvements to Income Tax Disclosures, which requires disaggregated information about a reporting entity’s effective tax rate reconciliation as well as additional information on income taxes paid. The ASU is effective on a prospective basis for annual periods beginning after December 15, 2024, and early adoption is permitted for annual financial statements that have not yet been issued or made available for issuance. The Company will include the required disclosures in its condensed consolidated financial statements once adopted.

NOTE 4 – MORTGAGE LOANS HELD FOR SALE

Beeline sells substantially all of its originated mortgage loans to investors. As of September 30, 2024 and December 31, 2023, Beeline recognized an allowance for estimated fair value on the eventual sales of loans.

	September 30, 2024	December 31, 2023
Mortgage loans held for sale	$6,116,847	$2,267,596
Fair value adjustment	154,704	33,416
Mortgage loans held for sale, at fair value	$6,271,551	$2,301,012

F-11

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 5 - PROPERTY AND EQUIPMENT

Property and equipment as of September 30, 2024 and December 31, 2023, consisted of the following:

	September 30, 2024	December 31, 2023
Leasehold improvements	$696,894	$696,894
Furniture and fixtures	129,962	129,962
Computers and hardware	81,779	81,779
	908,635	908,635
Less accumulated depreciation	(713,474)	(599,942)
Property and equipment, net	$195,161	$308,693

Depreciation expense totaled $113,532 and $113,532 for the nine months ended September 30, 2024 and 2023, respectively.

NOTE 6 - CAPITALIZED SOFTWARE DEVELOPMENT COSTS

Beeline released its proprietary software “Hexagon” in May 2020.

Beeline continues to use the “Hexagon” software for processing mortgages of commercial and residential properties and intends on licensing this software to other mortgage loan originators in the future.

In January 2023, Beeline’s internal developers began the initial development of a new proprietary software, “Hive”. The new software is an entirely new platform and code built by Beeline. The most notable feature of the new software is the integration of Beeline’s Chat API “Bob.” The official launch of Hive was January 2024 and Beeline is currently implementing the new software in its residential mortgage origination process.

A major upgrade to the system “Version 2” was immediately started after the initial launch of the system and went into use starting November 2020. This upgrade gave the consumer access to a user portal and the ability to process some conditions on their own through uploading documents and accessing key information of their loan.

Additional functionality was added to the system in “Version 3”. This version will allow proprietary technologies to process underwriting conditions and automating major functions of the business. The basics of Beeline’s “Automation Condition Resolution Engine” was substantially completed in this Version.

“Version 4” was released in May 2022. It significantly changed the loan options user interface and experience for customers. It also introduced a dedicated flow for new loan types and channels. Other changes in Version 4 included additional build out of the Automation Condition Resolution Engine. Version 4 was completed by December 31, 2022, with development starting on Version 5 in early 2023.

As of September 30, 2024 and December 31, 2023, capitalized software development costs consisted of the following:

	September 30, 2024	December 31, 2023
Software development costs capitalized	$8,459,328	$8,079,821
Less accumulated amortization	(4,428,704)	(3,216,731)
Software development costs, net	$4,030,624	$4,863,090

Amortization expense totaled $1,211,973 and $1,074,109 for the nine months ended September 30, 2024 and 2023, respectively.

F-12

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 7 - WAREHOUSE LINES OF CREDIT

Beeline engaged with one bank for a line of credit to fund originated loans in the normal course of business. The agreement contains specific financial covenants and requirements that Beeline must analyze on a quarterly basis in order to be compliant with the agreement. The aggregate potential borrowing capacity under the warehouse line of credit is $5,000,000 as of September 30, 2024.

FIRSTFUNDING, INC.

On October 1, 2022, Beeline entered into an agreement with FirstFunding, Inc. for a $5,000,000 line. The line automatically renews for successive one-year terms, unless terminated by Beeline or FirstFunding, Inc. The interest rate is the greater of 1.) interest on the underlying loan or 2.) 4.25% - 5.50%, depending on how many loans Beeline closes per month. Beeline is required to provide FirstFunding, Inc. with annual audited financial statements and monthly interim unaudited financial statements. Beeline is also subject to non-financial covenants.

The below is a summary of warehouse lines outstanding as of September 30, 2024 and December 31, 2023:

Year	Warehouse Lender	Line Amount	Outstanding	Remaining Unused

December 31, 2023	First Funding, Inc.	$5,000,000	$2,157,119	$2,841,901
September 30, 2024	First Funding, Inc.	$5,000,000	$5,996,846	$4,003,154

FLAGSTAR BANK

As of July 25, 2023, Beeline requested the closure of the Flagstar Bank warehouse line. The Company’s focus has been on non-QM loans as the market has fluctuated and First Funding permits both non-QM and conventional loans.

NOTE 8 - DEBT

BDCRI LOAN

On April 29, 2021, Beeline and Beeline Loans entered into a term loan agreement with Business Development Company of Rhode Island (the “BDCRI Loan”) for $450,000. The BDCRI Loan matures on April 29, 2026. As of September 30, 2024 and December 31, 2023, the balance due is $294,467 and $291,846, respectively, net of discounts of $5,533 and $8,154, respectively. Principal payments of $9,375 began in April of 2022. In October 2023, Beeline began making interest-only payments in the near term until market conditions improved. The interest rate is 6%. Beeline recorded debt issuance costs of $17,182, which are being amortized over the term of the BDCRI Loan. The BDCRI Loan contains default covenants and prepayment terms and is collateralized and guaranteed by two of the shareholders of Beeline.

LOANS PAYABLE

In 2022, Beeline received $100,000 from Capital Markets Group in the form of a loan payable. This loan is currently past due. Default interest is accruing at 24% per annum. The balance was paid in full in June 2024. As of September 30, 2024 and December 31, 2023, the balance due is $0 and $60,244, respectively.

F-13

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

In March 2023, Beeline received $30,000 from an individual in the form of a loan payable. Interest accrues at 7% per annum. As of September 30, 2024 and December 31, 2023, the balance due is $0 and $31,755, respectively. This note was subsequently reclassified as a Convertible Note when the agreement was signed in March 2024.

LOANS PAYABLE – RELATED PARTY

In July 2023, Beeline received $75,000 from Fluid Capital in the form of a loan payable. Interest accrues at 12.25%. per annum. This note is due April 2024. As of September 30, 2024 and December 31, 2023, the balance due is $78,826 and $78,826, respectively.

In September 2023, Beeline received $310,000 and in December 2023, Beeline received $130,500 Manta Reef (Gulp Data), in the form of loans payable. Interest accrues at 18% per annum. Interest-only payments are made monthly. These loans are due December 2024, As of September 30, 2024 and December 31, 2023, the balance due on these loans is $511,502 and $511,502, respectively.

In November 2023, Beeline received $157,500 from American Heritage Lending in the form of a loan payable. Interest accrues at 12% per annum. This loan was paid in March 2024. At December 31, 2023, the balance due is $161,280.

An officer, director, and shareholder lends money to Beeline throughout the year in the form of loans payable. Interest accrues at 7% per annum. As of September 30, 2024 and December 31, 2023, the balance due is $318,104 and $221,565, respectively.

2022 SUBORDINATED CONVERTIBLE PROMISSORY NOTES ISSUED

In June 2022, the Board of Directors authorized the issuance of three-year, 7%, 2022 Subordinated Convertible Promissory Notes (the “Convertible Notes”) and related Preferred Stock Warrants, up to a total of $20,000,000, to investors through March 31, 2024.

Beeline raised total proceeds of $17,875,754 with Convertible Notes, $4,436,238 in 2022 and $13,439,516 in 2023.

In 2023, three investors who made an investment of at least $500,000 in the 2022 Convertible Notes were entitled to exchange, for no additional consideration, Beeline securities held by the investor for 2022 Convertible Notes having the same value as the investor’s existing investment. These three investors exchanged 22,495 shares of preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,706,559.

Additionally, during the nine months ended September 30, 2024, i) the Company received cash proceeds from the sale of 2022 Convertible Notes of $3,442,219, ii) Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079, iii) the Company issued a Convertible Note in the amount of $150.00 for future services to be rendered, which as of September 30, 2024 is included reflected in prepaid expenses on the accompanying unaudited consolidated balance sheet, and iv) the Company issued a Convertible Note in the amount of $10,000 for accrued interest. Warrants were issued with these rates with the same terms as the 2022 convertible notes issued in previous years. See Note 10 - Stockholders’ Equity as to no estimate of the portion of the proceeds from the issuance of the convertible promissory notes attributable to such warrants can be determined.

Optional Conversion

We have added an optional conversion feature in the event the Company completes a capital raising transaction that is not significant enough to be a Qualified Financing, which option may be exercised collectively by a majority in interest of the note holders. If the Company completes a Non-Qualified Financing, a Majority in Interest of the Note holders may elect to convert all of the Notes, and any accrued but unpaid interest thereon, into the class or series of shares issued to the investors in the Non-Qualified Financing, but at a conversion price equal to the lower of (x) 80% of the per share price paid by such investors in the Non-Qualified Financing, or (y) the price obtained by dividing $50,000,000by the number of outstanding shares of common stock of the Company immediately prior to the Non-Qualified Financing (assuming conversion of all securities convertible into common stock and exercise of all outstanding options and warrants, but excluding but excluding the first 15% of the shares issuable pursuant to the Company’s Employee Stock Ownership Plan and the shares of equity securities of the Company issuable upon the conversion of the Notes or other indebtedness)(the “Valuation Cap PPS”).

F-14

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Mandatory Conversion

We have provided that, if the Company completes a Change of Control or an Initial Public Offering (each, as defined in the Notes) prior to the conversion of a holder’s Note, then such Note shall convert automatically into shares of the Company’s common stock, at a price equal to 80% of, as applicable,(x) the offering price to the public in the Initial Public Offering, or (y) the price or value of the Company’s common stock in the Change of Control transaction. Alternatively, we have reduced the term of the Notes to three (3) years(from five (5) years)and provided that, if a holder’s Note remains outstanding after such three (3)-year period, then it shall automatically convert into the class or series of shares of capital stock of the Company last issued in a Non-Qualified Financing, at a per share purchase price equal to the lower of (x) 80% of the per share price paid by the investors for the shares issued in such Non-Qualified Financing, and (y) the Valuation Cap PPS.

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock and 7,333,207 shares of common stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011 and in exchange for all warrants issued with the convertible notes. The common shares were valued at $1.50 per share based on recent sales of common stock and the Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. In connection with the conversion of the debt and accrued interest and surrender of the warrants, the Company recorded a gain on extinguishment of debt of $11,344,207, which is reflected in other income on the accompanying unaudited consolidated statement of operations and comprehensive loss.

As of September 30, 2024 and December 31, 2023, interest of $0 and $965,378 has accrued on all these notes, respectively. As of September 30, 2024 and December 31, 2023, the balance due on these notes was $0 and $17,875,754, respectively.

2024 Convertible Notes

On June 5, 2024, Beeline engaged in Debenture agreements with Gunnar and issued convertible notes in the amount of $3,300,000 and received cash of 2,519,000, after deducting original issue discount and fees of $781,000., which was reflected as a debt discount to be amortized over the note term. Additionally, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such shares, which was reflected as a debt discount to be amortized over the note term. The notes bear interest at 10% per annum and due on June 5, 2025. In October 2024, these 2024 Convertible Notes were amended (See Note 12).

During the nine months ended September 30, 2024, amortization of debt discount amounted to $517,281 which is included in interest expense on the accompanying statement of operations and comprehensive loss.

NOTE 9 - RELATED PARTY TRANSACTIONS

Beeline has received, as noted in Note 8 - Loans Payable, convertible notes with related parties, including officers and directors.

F-15

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

On June 4, 2024, all of the related party convertibles notes were converted to common stock and series B preferred stock (see Note 8).

NOTE 10 - STOCKHOLDERS’ EQUITY

On June 4, 2024, Beeline’s shareholders approved a one-for-ten (1:10) Forward Stock Split (the “Forward Stock Split”), effective as of June 4, 2024. Proportional adjustments for the Forward Stock Split were made to the Company’s outstanding common stock, preferred stock, stock options, warrants and equity incentive plans. All share and per-share data and amounts have been retroactively adjusted as of the earliest period presented in the unaudited consolidated financial statements to reflect the Reverse Stock Split.

The rights and privileges of Beeline’s Common and Preferred Stock are as follows:

COMMON STOCK

The holders of common stock are entitled to one vote for each share held. The voting, dividend, and liquidation rights of the holders of the Common Stock are subject to and qualified by the rights, powers, and preferences of the holders of the Preferred Stock described below.

No common shares were issued in 2023.

During the nine months ended September 30, 2024, the Company issued 1,278,055 shares of its common stock for cash proceeds of $1,917,141.

During the nine months ended September 30, 2024, the Company issued 7,333,207 shares of its common stock in connection with the conversion of convertible notes (See Note 8).

PREFERRED STOCK

Series A preferred stock

During 2023, three investors exchanged 224,950 shares of Series A preferred stock for a 2022 Convertible Notes having principal amounts totaling $5,206,559. Please see Note 8 – Debt as to the 2022 Convertible Notes.

During the nine months ended September 30, 2024, Series A preferred shares investors exchanged 75,700 shares of Series A preferred stock for 2022 Convertible Notes having principal amounts totaling $1,750,079,

The agreement for the sale of shares of the Series A Preferred Stock states a par value $0.00001 per share. In connection with that agreement, such purchasers of Preferred Stock are provided with the right, among other rights, to designate the election of certain members of the board of directors of the Corporation (the “Board”) in accordance with the terms of the agreement.

F-16

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

Dividends

Beeline shall not declare, pay, or set aside any dividends on shares of any other class or series of capital stock of Beeline (other than dividends on shares of Common Stock payable in shares of Common Stock) unless the holders of the Preferred Stock then outstanding shall first receive, or simultaneously receive, a dividend on each outstanding share of Preferred Stock.

As of September 30, 2024 and December 31, 2023, no dividends have been declared or accrued on any class of Company stock.

Voting Rights

On any matter presented to the stockholders of the Corporation for their action or consideration at any meeting of stockholders of the (‘corporation (or by written consent of stockholders in lieu of a meeting), including for the election of members of the Corporation’s Board of Directors, each holder of outstanding shares of Preferred Stock shall he entitled to cast the number of votes equal to the number of whole shares of Common Stock into which the shares of Preferred Stock held by such holder are convertible at the applicable Conversion Price therefor as of the record date for determining stockholders entitled to vote on such matter.

Liquidation Rights

In the event of any voluntary or involuntary liquidation, dissolution or winding up of Beeline, the holders of shares of Preferred Stock then outstanding shall be entitled to be paid out of the assets of Beeline available for distribution to its stockholders.

Optional Conversion

From and after the Filing Date, and at any time prior to mandatory conversion of the outstanding shares of Series A Preferred Stock into shares of Common Stock upon a Qualified Offering or Qualified Event as defined, each outstanding share of Series A Preferred Stock shall be convertible, at the option of the holder thereof, at any time, and without the payment of additional consideration by the holder thereof, into such whole number of shares of Common Stock as is determined by dividing the Series A Original Issue Price of $23.117 by the Series A Conversion Price in effect at the time of conversion, which was $7.542280 as of September 30, 2024. The Series A Conversion Price. and the rate at which shares of Series A Preferred Stock may be converted into shares of Common Stock, shall be subject to adjustment.

Mandatory Conversion

Upon any of (a) the closing of the sale of shares of Common Stock to the public in a firm commitment underwritten public offering pursuant to an effective registration statement under the Securities Act of 1933, as amended; (b) the closing of a Going-Public Transaction; or (c) the time and date, or the occurrence of an event, specified by vote or written consent of at least 65% of the issued and outstanding shares of Preferred Stock.

Series B preferred stock

On June 4, 2024, the Company issued 1,646,157 shares of Series B preferred stock for the conversion of all the convertible notes with a principal balance of $23,228,052 and accrued interest payable amounting to $1,585,958 for an aggregate amount of $24,814,011. The Series B shares were valued at $1.50 per share since the Series B shares are convertible into an equal amount of common shares. (See Note 8).

On June 5, 2024, in connection with the 2024 Convertible Notes, the Company issued 740,496 Series B preferred shares to the 2024 convertible note holders. These series B preferred shares were valued at $770,843 based on the relative fair value of such share, which was reflected as a debt discount to be amortized over the note term (See Note 8).

NOTE 11 - CONCENTRATIONS OF CREDIT RISK

Beeline maintains cash balances with several regional banks. The deposits are insured by the Federal Deposit Insurance Corporation up to $250,000 per depositor per bank. At various times throughout the year, cash balances held within these accounts may exceed the maximum insured amounts.

ESCROWS PAYABLE

As a service to its clients, Beeline administers escrow deposits representing undisbursed amounts received for payment of settlement and title services. Cash held by Beeline was $375,765.12 as of December 31, 2022, and $574,012.33 as of December 31, 2023. Nimble Title held $23,446.78 in escrow as of December 31, 2023. These amounts are not considered assets of Beeline and, therefore, are excluded from the Consolidated Balance Sheet. Beeline remains contingently liable for the disposition of these deposits.

F-17

BEELINE FINANCIAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENT

September 30, 2024

(Unaudited)

NOTE 12 - SUBSEQUENT EVENTS

2024 Convertible Notes Amendment

In October 2024, the 2024 Convertible Notes (See Note 8) were amended to i) increase the principal balance by $300,000 to $3,600,000, ii) to remove the conversion feature, and to extend the maturity date through and until September 5, 2025, and payments shall be made in nine equal consecutive monthly installments of $440,328. In accordance with ASC 470-50, Debt Modifications and Extinguishments, in October 2024, in connection with the amendments to the 2024 Convertible Notes, discussed above (the “Amendments”), the Company performed an assessment of whether the Amendments were deemed to be new debt, a modification of existing debt, or an extinguishment of existing debt. The Company evaluated the Amendments for debt modification and concluded that the debt qualified for debt extinguishment. The Company determined the transaction was considered a debt extinguishment because the removal of the conversion terms was substantial. Upon extinguishment, the Company had approximately $1,000,000 of unamortized debt discount recorded which will be written off to loss on debt extinguishment. Additionally, the Company will expense the $300,000 increase in principal balance and record a loss on debt extinguishment.

Sale of Common Stock

Subsequent to September 30, 2024 through the date of this report, Beeline sold 327,880 shares of common stock for proceeds of $491,761, or $1.50 per share.

Merger Agreement

On September 4, 2024, the Company entered into the Merger Agreement with the Merger Sub and Eastside Distilling, Inc. (“Eastside”). On October 7, 2024, the parties executed Amendment No. 1 to the Merger Agreement.

On October 7, 2024, immediately after the closing under the Debt Agreement, a closing was held pursuant to the Merger Agreement (the “Merger Closing”). Beeline merged into Merger Sub and became a wholly-owned subsidiary of Eastside, with the name of the surviving subsidiary being changed to Beeline Financial Holdings, Inc. In the Merger, the shareholders of Beeline gained the right to receive a total of 69,482,229 shares of Eastside’s Series F Preferred Stock and a total of 517,771 shares of Eastside’s Series F-1 Preferred Stock. In addition, each option to purchase shares of Beeline common stock outstanding at the time of the Merger was converted into an option to purchase shares of Eastside’s common stock measured by the same ratio.

F-18